SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SENTRY PETROLEUM LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SENTRY PETROLEUM LTD.
999 18th Street
Suite 3000
Denver CO 80202

Date: ____, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sentry Petroleum Ltd., which will be held on February 5, 2010 at 10:00 a.m. local time at 38 Milson Street, South Perth, WA 6151 Australia.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

DR. RAJ RAJESWARAN

Dr. Raj Rajeswaran
Chief Executive Officer and President

SENTRY PETROLEUM LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
[Date]

To the Shareholders:

Notice is Hereby Given that the Annual Meeting of the holders of shares of Common Stock of Sentry Petroleum Ltd. (the “Common Stock”) will be held at 38 Milson Street, South Perth WA 6151, Australia on February 5, 2010 at 10:00 a.m., for the following purposes:

1.	To elect directors

2.	To increase the Authorized share capital to 200,000,000

3.	To approve the previous issuance of 925,000 options to current certain management and Directors.

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on December 31 , 2009 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DR. RAJ RAJESWARAN

Dr. Raj Rajeswaran,
Chief Executive Officer and President

Date:____ ,2010_

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

SENTRY PETROLEUM LTD.
999 18th Street
Suite 3000
Denver CO 80202

Date:_____________, 2010

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD FEBRUARY 5, 2010

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SENTRY PETROLEUM LTD. ASSOCIATES OR ANY OTHER PERSON.

THE ANNUAL MEETING

GENERAL

This Proxy Statement, which was first mailed to shareholders on or about [Date] , is furnished in connection with the solicitation of proxies by the Board of Directors of Sentry Petroleum Ltd. (the “Company”), to be voted at the annual meeting of the shareholders of the Company (the “Annual Meeting”), which will be held at 10:00 a.m. on February 5, 2010 , at 38 Milson Street, South Perth, WA 6151 Australia for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be born by the Company.

RECORD DATE AND SHARES ENTITLED TO VOTE

The close of business on December 31, 2009 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of the Record Date of shares of our common stock, $0.0001 par value per share (“Common Stock”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On December 31, 2009 , there were an aggregate of 46,325,600 shares of Common Stock outstanding and entitled to vote, held by approximately 1,200 shareholders.

PROXY SOLICITATION

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials. The Company has spent approximately $5,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that the Company will spend an additional $1,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding the Company’s proxies and related materials may be directed in writing to the Chief Executive Officer, Raj Rajeswaran, 999 18th Street Suite 3000 Denver CO 80202.

VOTES REQUIRED

Nominees for director that are elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, either present in person or represented by proxy at the meeting, up to the number of directors to be elected by such shares. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors.

Stockholders may vote in favor of or against any of these proposals, or they may abstain. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against the proposals listed in this paragraph.

Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors or the approval of the other matters voted upon at the Meeting.

VOTING OF PROXIES

All Proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the Proxies will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying Notice of Meeting and on the proxy card. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Execution of a Proxy by a stockholder will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by: (a) advising the Company in writing of such revocation; (b) executing a later-dated Proxy which is presented to us at or prior to the Annual Meeting; or (c) appearing at the Annual Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the Annual Meeting.

QUORUM

The presence, in person or by proxy duly authorized, of five per cent of all the shares outstanding, represented by shareholders of record, will constitute a quorum of that voting group for action on that matter. Shares of Common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

STOCKHOLDER PROPOSALS

No proposals have been received from any shareholder to be considered at the Annual Meeting

The deadline for submittals of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a-8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company’s release of its proxy statement to shareholders.

The Board of Directors will consider security holder nominations for director. Nominations for director submitted to the Committee by security holders will be evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating security holder must give appropriate notice to the Company of the nomination not less than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days, the notice by the security holder must be delivered not later than the close of business on the later of the 45th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

The stockholder’s notice shall include all information required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act, and the rules thereunder, as well as, the name of the stockholder, their address of record, the class and number of shares of the Company beneficially held by the stockholder, a description of all arrangements or understandings between the stockholder and each proposed nominee and any other persons pursuant to which nomination(s) are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and a written consent of the proposed nominee(s) to be named as a director.

PROPOSAL 1.
INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors expects that the company may need to raise significant additional funds in order to advance the Company’s oil and gas tenements in Australia. At this time the Company has no plans, proposals or arrangements for such financings.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Amendment to the Articles of Incorporation, as amended, and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this Amendment to the Articles of Incorporation, as amended.

As of the Record Date, a total of 46,325,600 shares of the Company’s currently authorized one hundred million (100,000,000) shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles of Incorporation, as amended, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN AUTHORIZED CAPITAL OF THE COMPANY.

PROPOSAL 2
ELECTION OF DIRECTOR

Four Directors will be elected at the Annual Meeting, to hold office for one year until the next annual meeting of shareholders, and until that person’s successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following person to serve as director unless the shareholder indicates to the contrary on the proxy. Management expects that the nominee will be available for election, but if not, it is intended that such proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancy.

Nominees

Name	Age
Dr. Raj Rajeswaran	60
Alan Hart	58
Dr. John Kaldi	58
Arne Raabe	40

Dr. Raj Rajeswaran

Dr. Raj Rajeswaran, President and Chief Executive Officer has been a Director of Sentry Petroleum Ltd. since March 4, 2008 and was appointed President on May 28th, 2008 and Chief Executive Officer on August 1st, 2008. Dr. Rajeswaran was awarded a Ph.D. in Petroleum Engineering from Heriot-Watt University in Edinburgh Scotland and a Masters in Business Administration from Hull University in the United Kingdom. Since September 2004 Dr. Rajeswaran has been employed by Bank of Scotland International as their Technical Director for Australia and Asia, Corporate Project Finance Division. Since April 2003 Dr. Rajeswaran has also been employed by Curtin University of Technology in Perth, Australia as a Professor of Petroleum Engineering and Director of Postgraduate Studies and Industry Training. Dr. Rajeswaran was solely responsible for establishing the Master of Petroleum Well Engineering. From June 1999 to April 2003 Dr. Rajeswaran held the position of Professor and Head of Department of Petroleum Engineering and Director of West Australian Petroleum Research Centre. He set up the department of petroleum engineering and introduced the master’s program in petroleum engineering. In 2001, the newly created professional doctorate program commenced. Dr. Rajeswaran is not a director of any other reporting companies.

Alan Hart

Mr. Alan Hart is our founder and has been a director of the board of directors since our inception on February 23, 2006. Mr. Hart obtained his Master’s Degree in Geology from the University of Texas at Arlington in 1979 and has worked in various capacities within the oil and gas industry since his graduation. He has worked both domestically and internationally with such firms as Hunt Oil, Atlantic Richfield and Arco in North and West Africa, Central America, Southeast Asia, Australia and New Zealand. In 1996 he established Golden Downs Consulting to assist petroleum companies developing exploration properties in the Australasian region. From May 2001 to June 2002, Mr. Hart was managing Director of Golden Downs Consulting providing project management services to companies operating in Austral Asia. These projects included completion of a two-year basin and hydrocarbon system analysis of the Northern Taranaki Basin, New Zealand, for Houston based EEX Corporation. From July 2002 until his resignation in June 2005 Mr. Hart was the Chief Executive Officer, President and a Director of TAG Oil Ltd (OTCBB: TAGOF) (TSX:TAO), a Canadian incorporated company operating in New Zealand. In this capacity he reviewed farmin opportunities worldwide and attended all operating and technical committee meetings associated with these permits and reviewed the geological and economic parameters of each well. In June 2005 he resigned as officer and director of TAG Oil and resumed his post as managing Director of Golden Downs Consulting. In July 2005 he provide consulting services to L&M Mining, a privately held New Zealand based gold and coal mining company to expand their activities into the petroleum sector. Under Mr. Hart’s direction, L&M Mining successfully applied for and were awarded three exploration permits on the South Island, New Zealand. Mr. Hart was responsible for overseeing the permit application process, work obligation program, initial fieldwork, and seismic requisition planning. In October 2005, Mr. Hart was contracted by SCA, a Houston based geological consulting firm, to complete a project in Mumbai, India for Reliance Industries. The project included a sequence stratigraphic study over two of Reliance’s offshore permits and provided the company with three previously unknown prospects. In early 2006, Mr. Hart acted as an expert witness in a High Court case involving Crown Minerals, New Zealand and Bounty Oil & Gas NL. His three week testimony concluded in late April 2006. Mr. Hart is currently managing Director of Golden Downs Consulting in addition to his position with Sentry Petroleum. Mr. Hart is a member of the American Association of Petroleum Geologists, Geological Association of America, the Indonesian Petroleum Association and a published author, most recently his article in the Oil and Gas Journal on exploration opportunities in Austral Asia.

Arne Raabe

Arne Raabe was appointed Chief Financial Officer on February 26, 2009 and has been a member of the Board of Directors since December 29, 2008. He holds a B.A. in Finance and a Masters in Economics. Mr. Raabe brings a wealth of experience in corporate finance and SEC compliance to Sentry Petroleum and his key competencies lie in his understanding of the complex environment in which international oil companies operate. In December of 2004 he held the position of interim Director for American Media Systems Co. assisting in the start up of the company. Mr. Raabe resigned as a director for American Media Systems Co. on December 31, 2004 and consented to act as director and officer of Raphael Industries Ltd., a company in the database management industry, in October of 2005. On December 5th, 2005 he was appointed director and Officer and on June 29, 2006 he consented to act as interim President of Gondwana Energy Ltd. On October 22, 2006 Mr. Raabe resigned from his positions with Gondwana Energy Ltd.

Dr. John Kaldi

Dr. John Kaldi has been a Director of Sentry Petroleum Ltd since April 23, 2008. Dr. Kaldi obtained his Ph.D. in geology from Cambridge University, England, and has 28 years experience in the petroleum industry with such organizations as Shell, Arco and Vico. Dr. Kaldi has also served as Director of the Australian National Centre for Petroleum Geology and Geophysics, as Head of the Australian School of Petroleum, University of Adelaide and is currently Chief Scientist of the Australian Cooperative Research Centre for Greenhouse Gas Technologies and holder of the Australian Chair of Geosequestration. Since July of 2005, Dr. Kaldi has held the position of Director or research, Storage and Education and Training Programs, Australian Cooperative Research Centre for Greenhouse Gas Technologies (CO2CRC). Responsibilities include supervision of 25+ researchers in multi-disciplinary, multi-institutional, multi-locational research program to determine feasibility and potential sites for geosequestration of CO2. From 2003 - 2005 Dr Kaldi was Head of School, Australian School of Petroleum (ASP), University of Adelaide. Responsibilities include management of largest University petroleum research organisation in Australia, comprising 35 full-time staff and 150+ students in the fields of Petroleum Geoscience, Engineering and Management; with annual budget of over $6.5 million. Prior to 2003 he was Director, National Centre for Petroleum Geology & Geophysics (NCPGG), University of Adelaide. 1995-1997 he held the position of Chief Development Geologist ARCO Bali North, Jakarta, Indonesia. Between 1991-1995 he worked as Geological specialist for ARCO Indonesia and from 1987 to 1991 he was senior reservoir geologist with ARCO Oil and Gas Co., Plano, Texas, working on various teams responsible for production of fields in Alaska, North Sea, and Indonesia. Dr. Kaldi is not a director of any other reporting companies.

Significant Employees

The Company does not have full time employees. All Executive Officers and the Secretary are engaged as consultants.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best knowledge of the Company, during the past five years, none of the following occurred with respect to a present or former director or executive officer: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially owns more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As best the Company was able to determine, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended February 28, 2009:

	Number of late reports	Transactions not timely reported	Known failures to file a required form

Alan Hart Chief Financial Officer and Director	0	0	0

Heather Grant Corporate Secretary and 10% holder	0	0	0

John Kaldi Director	0	0	0

Raj Rajeswaran President, Chief Executive Officer, and Director	0	0	0

Iynkaran Maheswaran Former Chief Financial Officer and Former Director	0	0	0

Arne Raabe Chief Financial Officer and Director

Roger Davidson Former Director	0	0	0

Audit Committee

The entire board of directors is acting as our audit committee. We do not have a separately-designated standing audit committee.

Information Regarding the Board

The Company’s Board of Directors (the “Board”) has no Committees. The Board met four times during the last fiscal year. In addition, the Board signed several written consents to act without meeting as issued were raised during the fiscal year. The current Board consists of Alan Hart, Dr. Raj Rajeswaran, Arne Raabe, and Dr. John Kaldi.

Executive Compensation

Summary Compensation Table

Name	Year	Salary ($)		Bonus ($)		Stock awards ($)		Option awards ($)		Non-equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)		All other compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)		(j)
Raj Rajeswaran –President, CEO & Executive Director	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	24,503 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	24,503
Alan Hart – Vice President of Exploration & Executive Director	2009 2008	$ $	15,000 10,000	$ $	0 0	$ $	0 0	$ $	9,801 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	24,801 10,000
Arne Raabe – Chief Financial Officer & Director	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	9,801 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	9,801 0
Sandy Belford - Chief Geophysicist	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,534 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,534 0
Mike Middleton – Exploration Manager	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,534 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,534 0
Heather Grant – Secretary	2009 2008	$ $	5,150 6,030	$ $	0 0	$ $	0 0	$ $	1,634 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,784 6,030
Iynky Maheswaran - Former Chief Financial Officer & Director (1)	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0
Roger Davidson Former Vice President of Corporate Affairs and Director (2)	2009 2008	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0

(1)	Mr. Maheswaran resigned as Chief Financial Officer and as a director of the Company effective February 26, 2009 and was replaced by Mr. Raabe as Chief Financial Officer of the Company.

(2)	Mr. Davidson resigned as Vice President of Corporate Affairs and Director on December 29, 2008.

Indemnification

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore unenforceable.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES, ALAN HART, DR. RAJ RAJESWARAN, DR. JOHN KALDI, AND ARNE RAABE. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners and management

We are not directly or indirectly owned or controlled by a corporation or foreign government. As of December 31 , 2009, we had an authorized share capital of 100,000,000 common shares with a par value of $0.0001 per share of which 46,325,600 shares are issued and outstanding.

The following table sets forth, as of December 31 , 2009, the beneficial shareholdings of persons or entities holding five per cent or more of our common stock, each director individually, each named executive officer and all of our directors and officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock shown, and all ownership is of record and beneficial.

Title of class (1)	Name and address of beneficial owner (2)	Amount and nature of beneficial owner (3)	Percent of class (4)

Common	Heather Grant 1) 999 18th Street Suite 3000 Denver CO 80202	10,000,000	21.6%

Common	Alan Hart 999 18th Street Suite 3000 Denver CO 80202	0	0

Common	John Kaldi 999 18th Street Suite 3000 Denver CO 80202	0	0

Common	Arne Raabe 2) 999 18th Street Suite 3000 Denver CO 80202	24,600	0

Common	Raj Rajeswaran 999 18th Street Suite 3000 Denver CO 80202	0	0

Common	All Officers and Directors as a Group (two persons)	10,024,600	21.6%

1)

Shares owned through SPM Group Limited. There is an understanding between SPM Group Limited, Heather Grant and the board of directors that current directors and officers may participate in the ownership of SPM Group Limited.

2)	Shares owned through Aggregated Global Resources, a company wholly owned by the Company’s CFO.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

There are no limitations on future issuance of our common stock to management, promoters or their affiliates or associates. We may issue stock to these individuals for services rendered in lieu of cash payments. An issuance of stock will dilute your ownership in our company and might result in a reduction of your share value. We currently have no plans for the issuance of shares to management or promoters or their affiliates or associates for services rendered.

(c) Changes in Control of the Registrant

To the knowledge of management there are no present arrangements or pledges of our securities that may result in a change of control of our Company.

PROPOSAL 3
APPROVAL OF STOCK OPTION AWARDS

On February 28, 2009 the Board awarded options to certain officers and directors of the Company. The exercise price of $1.04 was set to the closing stock price on the date the options were awarded. 925,000 options were awarded contingent on shareholder approval with a three year vesting period and one third of the options vesting each year.

The amounts included in the “Option Awards” column in the Director Summary Compensation table reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended February 28, 2009 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), excluding forfeitures. The “Stock Awards” column generally includes amounts from awards granted in. The following table includes the assumptions used in the calculation of these amounts.

	Assumptions
Grant Date	Risk-Free Interest Rate (%)	Dividend Yield (%)
2/28/09	2.1	0

The following table provides information on the outstanding equity awards for officers and directors at fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Raj Rajeswaran	375,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
Alan Hart	150,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
Arne Raabe	150,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
John Kaldi	25,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
Mike Middleton	100,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
Sandy Belford	100,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0
Heather Grant	25,000	0	0	$1.04	Feb 29/2012	0	$0	$0	$0

Option/SAR Grants

On February 28, 2009 management options were awarded to our Board of Directors and management team. The fair value of each option grant, as opposed to its exercise price, is estimated on the date of grant using the Black-Scholes option-pricing model. Management option expense is recorded in General and Administrative in the accompanying consolidated statements of income, and was $61,022 for the year ending February 28, 2009.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by any named executive officer during the 2009 or 2008 fiscal years and there are no stock options available for exercise at February 28, 2009 or at the date of this report.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of directors.

Our Directors do not and will not receive a salary or fees for serving as a director, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. They are not entitled to reimbursement of expenses incurred in attending meetings. There are no compensation arrangements for employment, termination of employment or change-in-control between the named Executive Officers and the company.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John Kaldi	$0	$0	$1,634	$0	$0	$0	$1,634

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	925,000	$1.04	0

Total	925,000	$1.04	0

The options were awarded to officers and directors as a one-time transaction and were not part of an ongoing compensation plan.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK OPTIONS AWARDED TO OFFICERS AND DIRECTORS ON FEBRUARY 28, 2009.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed by our auditors for professional services rendered in connection with a review of the financial statements included in our registration statement on Form SB-2 and the audit of our annual financial statements for the fiscal years ending February 28, 2009 and year ending February 29, 2008 were $9,897 and $11,997 respectively.

Audit-Related Fees

Our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Financial Information Systems Design and Implementation Fees

For the most recent fiscal year, there were no fees billed by the Company’s auditors for: (a) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole. As there were no fees billed or expended for the above services, the Company’s board of directors did not consider whether such expenditures were compatible with maintaining the auditor’s independence from the Company.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $0 and $0 for the fiscal years ended February 28, 2009 and February 29, 2008.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended February 28, 2009 and February 29, 2008.

Forward-Looking Statements

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Company files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

By Order of the Board of Directors

DR. RAJ RAJESWARAN

Dr. Raj Rajeswaran
Chief Executive Officer,
President and Director

SENTRY PETROLEUM LTD.

This Proxy is solicited on Behalf of the Board of Directors
For The Annual Meeting of Stockholders on February 5, 2010

The undersigned hereby appoints DR. RAJ RAJESWARAN and ARNE RAABE, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock of Sentry Petroleum Ltd held of record by the undersigned on December 31, 2009 , at the Annual Meeting of Stockholders to be held on February 5, 2010 , at 10:00 am local time at 38 Milson Street, South Perth, 6151 WA Australia, or any adjournment or postponement of such meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SENTRY PETROLEUM LTD.

FEBRUARY 5, 2010

Please date, sign and mail your
proxy card in the envelope provided as soon as possible

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL OF THE PROPOSALS.
Please Mark Your Vote In Blue Or Black As Shown Here x

1.TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED:

FOR	AGAINST	DR. RAJ RAJESWARAN

FOR	AGAINST	ALAN HART

FOR	AGAINST	DR. JOHN KALDI

FOR	AGAINST	ARNE RAABE

2. TO INCREASE THE AUTHORIZED SHARE CAPITAL TO 200,000,000

          FOR                    AGAINST

3. TO APPROVE THE ISSUANCE OF 925,000 OPTIONS TO CERTAIN OFFICERS AND DIRECTORS

          FOR                    AGAINST

4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

          FOR                    AGAINST

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

(SIGNATURE)	(SIGNATURE, IF HELD JOINTLY)

Dated:_____________________, 2010

NOTE:

Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.